Loan No. 949951

PROMISSORY NOTE

Date of Note: Effective as of October 18, 2002.

Note Amount: $4,968,750.00

THIS PROMISSORY NOTE (this “Note”), is made by HRMED, LLC, a Colorado limited liability company (“Borrower”), having an address at c/o Gibbons-White Incorporated, 2305 Canyon Boulevard, Suite 200, Boulder, Colorado 80302, to and in favor of COLUMN FINANCIAL, INC., a Delaware corporation (“Lender”), having an address at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attn: Edmund Taylor.

NOW, THEREFORE, FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, without any setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), at the office of Lender, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of FOUR MILLION NINE HUNDRED SIXTY- EIGHT THOUSAND SEVEN HUNDRED FIFTY AND NO/100 DOLLARS ($4,968,750.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of 5.88% per annum (the “Note Rate”), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

ARTICLE I — TERMS AND CONDITIONS

1.1 Payment of Principal and Interest. Said interest shall be computed hereunder based on a three hundred sixty (360) day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business. Such principal and interest shall be payable in equal consecutive monthly installments of $29,407.91 each, beginning on December 11, 2002 (the “First P&I Date”), and continuing on the eleventh (11th) day of each and every month (each a “Payment Date”) thereafter through and including November 11, 2012 (the “Maturity Date”), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full. Each such monthly installment shall be applied first to the payment of accrued interest and then to reduction of principal. If the advance of the principal amount evidenced by this Note is made on a date other than the eleventh (1 1 th) day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate as follows: (a) if the advance of the principal amount evidenced by this Note is made prior to the eleventh (1 1 th) day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date of such advance through and including the tenth (10th) day of the calendar month in which this Note is funded or (b) if the advance of the principal amount evidenced by this Note is made after the eleventh (11th ) day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date of such advance through and including the tenth (10th) day of the first calendar month following the month in which this Note is funded.

1.2 Prepayment.

(a) This Note may be prepaid in whole but not in part (except as otherwise specifically provided herein) at any time after the date (the “Lockout Expiration Date”) that is the earlier of (1) the third (3”) anniversary of the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), of a “real estate mortgage investment conduit,” (a “REMIC”) within the meaning of Section 860D of the Code that holds this Note and the Security Instrument or (2) four (4) years from the date of this Note, provided:

(i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment,

(ii) such prepayment is made on a Payment Date (or, if such prepayment is not received on a Payment Date, interest is paid through the tenth (10th) day of such calendar month if such prepayment is received on or prior to the tenth (10th) day of a calendar month, or interest is paid through the tenth (10th) day of the calendar month following the month in which the prepayment is received if prepayment is received after the eleventh (1 lth) day of such calendar month) and is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents, and

(iii) if such prepayment occurs on or prior to the date of that is three (3) months prior to the Maturity Date (the “Yield Maintenance Expiration Date”), Lender is paid a prepayment fee in the amount of Required Yield Maintenance. For purposes hereof, “Required Yield Maintenance shall mean an amount equal to the greater of (A) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including an amount equal to the outstanding principal balance of the Loan on such date) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of principal being prepaid or (B) one percent (1%) of the outstanding principal balance of the Note as of the Prepayment Date. The “Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The “Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Release”) under the heading “U.S. government securities”, and the subheading “Treasury constant maturities” for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event the Release is no longer published, Lender shall select a comparable publication to determine the Treasury Rate in its reasonable discretion. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment consideration due in connection therewith.

(b) (1) If prior to the Lockout Expiration Date and following the occurrence of any default beyond any notice and/or grace period applicable to such default, Borrower shall tender payment of an amount sufficient to satisfy all of the indebtedness evidenced by this Note and the other Loan Documents, Borrower shall pay, in addition to the amounts payable hereunder and under the other Loan Documents, a prepayment fee in an amount equal to Required Yield Maintenance plus one percent (1%) of the principal amount being prepaid.

(2) In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Rate or otherwise as a condition to receiving the prepayment fee. No prepayment fee or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by this Note made after the Yield Maintenance Expiration Date, or upon prepayment resulting from application of insurance or condemnation proceeds as provided in the Security Instrument at any time during the loan term. With regard to any prepayment made hereunder (except for a prepayment resulting from the application of condemnation or insurance proceeds), if prior written notice required in clause (a)(i) above’has not been received by Lender, the prepayment shall be increased by an amount equal to the lesser of (x) thirty (30) days’ unearned interest computed on the outstanding principal balance of this Note so prepaid and (y) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

(c) Partial prepayments of this Note shall not be permitted, except partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence. No principal amount repaid may be re-borrowed. Partial payments of principal shall be applied to the unpaid principal balance evidenced hereby on the next succeeding Payment Date following Lender’s determination to apply insurance or condemnation proceeds to the partial prepayment of the outstanding principal balance of this Note. In such event, as of the date such proceeds are applied by Lender to reduce the outstanding principal balance of this Note, the monthly installment of interest and principal set forth in Section 1.1 of this Note shall be recomputed at the Note Rate and the outstanding principal balance of this Note remaining following such application, based upon an amortization schedule of thirty (30) years less the period (A) from the eleventh (11th) day of the calendar month in which the advance of the principal amount evidenced by this Note is made to the date of the application of such proceeds if the advance hereunder is made on or prior to the eleventh (11th) day of a calendar month or (B) from the eleventh
(1 1 th) day of the calendar month following the date of the advance hereunder to the date of the application of such proceeds if the advance hereunder is made after the eleventh(11th) day of a calendar month.

(d) Except as otherwise expressly provided in Section 1.2(c) above, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Yield Maintenance Expiration Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender’s exercise of its rights upon Borrower’s default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee.

1.3 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, (a) that certain Deed of Trust and Security Agreement (the “Security Instrument”) from Borrower to a trustee for the benefit of Lender, as beneficiary, dated as of the date hereof, concerning certain property located in Douglas County, Colorado, and (b) an Assignment of Leases and Rents (the “Assignment”) of even date herewith by Borrower in favor of Lender. The Security Instrument, the Assignment, this Note, any indemnity and guaranty agreement, any hazardous substances indemnity agreement, and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

1.4 Default. It is hereby expressly agreed that if any sum payable under this Note is not paid on or before the date such payment is due, or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period, including without limitation, any sale, transfer, conveyance or other violation of the terms of Section 1.13 of the Security Instrument, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. In the event that any payment is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to five percent (5.0%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together, in Lender’s discretion. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all reasonable costs of collection, including, but not limited to, reasonable attorneys’ fees.

1.5 Exculpation.

(A) Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the “Security Property”), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper payment or performance of the other obligations of Borrower under the Loan Documents, any judicial, quasi-judicial or non-judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and confirmation of any sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower or its general or limited partners or members other than the Security Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or through Public Trustee foreclosure, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action (a) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (b) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (c) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (d) for rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one (1) month in advance and not applied to debt service, or ordinary and necessary operating expenses or paid to Lender, (e) for rents, issues, profits and revenues of all or any portion of the Security Property received or applicable to a period after any notice of default from Lender hereunder or under the Loan Documents and prior to the cure of such default in the event of any default by Borrower hereunder or thereunder which are not either applied to the ordinary and necessary expenses of owning and operating the Security Property or paid to Lender, (f) for damage to the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, managers, members or general partners, or any agent or employee of any such persons, or any removal of all or any portion of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages actually incurred by Lender on account of such damage or removal, (g) so long as Borrower has possession and control of the Security Property, for Borrower’s failure to pay any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Security Property, accruing prior to the date Lender acquires actual possession and control of the Property, which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, (h) for all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations, (i) for fraud or material willful misrepresentation by Borrower or any of its principals, officers, managers, members or general partners, any guarantor, any indemnitor or any agent, employee or other person authorized to make statements or representations on behalf of Borrower, any principal, officer, manager, member or general partner of Borrower, or any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof, and (j) for any amounts paid to Borrower, or any of its principals, officers, managers, members or general partners, or any agent or employee of any such persons, and not delivered to Lender to be held under the Security Instrument, under leases containing early lease termination options in favor of tenants thereunder, in connection with the exercise of such tenant’s lease termination option, other than amounts paid for rent and other charges in respect of periods prior to the lease termination date. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (2) preclude Lender from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (3) limit or impair in any way whatsoever the Indemnity and Guaranty Agreement or the Hazardous Substances Indemnity Agreement, each of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such Indemnity and Guaranty Agreement or Hazardous Substances Indemnity Agreement.

(B) Notwithstanding anything to the contrary in this Note or any of the Loan Documents,

(X) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced by this Note and the other obligations of Borrower under the Loan Documents or to require that all collateral shall continue to secure all of such indebtedness and obligations, and (Y) all such indebtedness evidenced by the Note and the other obligations of Borrower under the Loan Documents shall be deemed fully recourse to Borrower in the event that: (i) Borrower fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, the Security Instrument; (ii) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Security Property; (iii) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer, or conveyance of the Security Property or any interest therein as required by the Security Instrument ,or (iv) a receiver, liquidator or trustee of Borrower shall be appointed or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, Borrower or if any proceeding for the dissolution or liquidation of Borrower shall be instituted by Borrower or if an involuntary bankruptcy of Borrower is instituted in which Borrower has colluded with its creditors.

ARTICLE II-GENERAL CONDITIONS

2.1 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and to the extent not prohibited under applicable laws Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

2.2 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance; valuation, stay, extension, redemption, appraisement, exemption and homestead exemption now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

2.3 Limit of Validity. The provisions of this Note and of all agreements between

Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”) to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever (including, without limitation, the receipt of any late charge or similar amount), performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest), contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions and renewals hereof, until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law. This Section 2.3 will control all agreements between Borrower and Lender.

2.4 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.
2.5	Unconditional Payment. Subject to Section 1.5 herein, Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.6 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all reasonable documents, and take all reasonable actions, reasonably required by Lender from time to time to confirm the rights created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase, modify or change Borrower’s obligations or reduce or restrict Borrower’s rights under this Note or under the other Loan Documents.

2.7 Submission to Jurisdiction; Waiver of Jury Trial.

(1) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN EITHER THE CITY OR THE COUNTY WHERE THE PROPERTY IS LOCATED, (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (D) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT BORROWER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM AND BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(2) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

2.8 GOVERNING LAW. THIS NOTE SHALL BE INTERPRETED, CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF COLORADO.

2.9 Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. Subject to the limitations set forth in Section 1.5 above, if Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to them in the Security Instrument

7150\39\726633.3 9

or in the Loan Documents. Time is of the essence with respect to all provisions of this Note, the Security Instrument and the Loan Documents. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be given and become effective as provided in the Security Instrument. If any provision under this Note or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Note and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

BORROWER:

HRMED, LLC, a Colorado limited liability company
By: /s/ Neil Littmann
Name: Neil Littmann
Title: Manager